PINNACLE ENTERTAINMENT REPORTS 2015 FOURTH QUARTER AND RECORD FULL YEAR FINANCIAL RESULTS

LAS VEGAS, February 11, 2016 - Pinnacle Entertainment, Inc. (NASDAQ: PNK) today reported financial results for the fourth quarter and full year ended December 31, 2015.

2015 Fourth Quarter Highlights:

•
Net revenues increased by $4.1 million or 0.7% year over year to $558.4 million. Excluding Lake Charles, which marked the first anniversary of the opening of a new competitor in December 2015, net revenues increased by $17.3 million or 3.8% year over year.

•
Consolidated Adjusted EBITDA decreased by $6.2 million or 4.1% year over year to $143.3 million, which was driven by increased compensation accruals and expenses related to health care. Excluding Lake Charles, property-level Segment Adjusted EBITDA increased 4% year over year.

•	2015 fourth quarter financial results benefited from the strong year over year Adjusted EBITDA performances of Baton Rouge, Belterra Park, River City and Kansas City.

•
Loss from continuing operations was $14.2 million versus income of $14.2 million in the prior year. GAAP net loss per share was $0.23 versus net income per share of $0.24 in the prior year. Loss from continuing operations and GAAP net loss per share were negatively affected by $28 million of non-cash impairment charges related to intangible assets. In the 2015 fourth quarter, Adjusted income per share remained unchanged year over year at $0.40.

•	In the 2015 fourth quarter, the Company repaid $24 million of debt.

2015 Full Year and Additional Highlights:

•
The Company achieved all-time annual records in Consolidated Net Revenues, Consolidated Adjusted EBITDA, and Consolidated Adjusted EBITDA margin in 2015 of $2.29 billion, $617.0 million, and 26.9%, respectively. Embedded in this 2015 performance are all-time annual Adjusted EBITDA records at Baton Rouge, River City, Council Bluffs, Black Hawk and Belterra Park.

•	In 2015, the Company repaid $337 million of debt, bringing its year ending debt principal balance to $3.62 billion.

•
On July 21, 2015, the Company announced a definitive agreement under which Gaming & Leisure Properties, Inc. ("GLPI") will acquire substantially all of its real estate assets following the spin-off of the Company's operations into a separate public company ("Op Co"). As consideration for the Company's real estate, PNK shareholders will receive 0.85 shares of GLPI common stock per PNK share they own, as well as the assumption of $2.7 billion of debt and other transaction costs by GLPI. In addition, PNK shareholders will receive one share of the spun-off Op Co per share of PNK they own. The Company will continue to operate its gaming entertainment businesses in the facilities through a triple net master lease with GLPI following the completion of the transaction.

•
On October 15, 2015, the Company secured Mississippi Gaming Commission approval to complete its transaction with GLPI, and on January 14, 2016, the Company secured the approval of the agreements to complete its transaction with GLPI from the Iowa Racing and Gaming Commission, subject to the approval of GLPI and Pinnacle shareholders.

•	The Company has applications for approvals pending with the five remaining state gaming regulatory agencies for approval of its transaction with GLPI. We anticipate holding a special meeting of shareholders to seek approval for the transaction in March 2016, with completion of the transaction as soon as possible following the receipt of remaining gaming regulatory approvals.

Anthony Sanfilippo, Chief Executive Officer of Pinnacle Entertainment, commented, "We are proud of the progress that was made on key operating, capital allocation and strategic initiatives during 2015. These initiatives contributed to the positive financial outcomes we achieved during the year. Overall, it was a another year of significant progress for our Company and we are very well positioned for continued growth and further success as we continue to build broad-scaled capabilities in how we operate the company and service our guests.

“Operationally, our focus on growing profitable revenue streams, expense efficiency and leveraging the Ameristar integration work done over the past several years helped drive our strong financial performance, with Consolidated Net Revenues, Consolidated Adjusted EBITDA, and Consolidated Adjusted EBITDA margin all achieving records in 2015.

“We opened a new hotel in New Orleans a year ago, and made significant progress ramping up the financial performance of other newly opened assets in our Company, namely a new hotel and other non-gaming amenities at River City and Belterra Park. We made select investment in our existing asset portfolio in gaming and non-gaming amenities to enhance the guest experience, including the addition of a Stadium Sports Bar in East Chicago and dedicated high limit gaming areas in East Chicago and Council Bluffs. We also commenced gaming floor renovations at all of our Missouri properties to refresh the spaces and expand our high limit and Asian gaming offerings, which will be completed in 2016.

"L’Auberge Baton Rouge achieved record fourth quarter and annual net revenue, Adjusted EBITDA and Adjusted EBITDA margin results. We are pleased with the performance of this property and believe we have further opportunity to grow our revenue streams and profitability in Baton Rouge.

"River City had an outstanding year, as the property gained traction leveraging its full amenity set, which was recently expanded to include a hotel, event center and parking garage. In 2015, the property better utilized these assets to drive incremental table gaming revenue, yield the property to service higher worth guests, and to develop new and profitable revenue streams such as entertainment and hotel convention business. This revenue growth was accomplished while prudently managing its expense structure, with the property achieving record net revenues, Adjusted EBITDA and Adjusted EBITDA margin in 2015 as a result.

"L'Auberge Lake Charles performed very well in 2015. New competition entered the market in December 2014, and by all measures, we had a terrific year in maintaining profitability as well as retaining our talented team members. We are pleased with the net revenue, Adjusted EBITDA and profitability of the property, with the decline of full year 2015 net revenues and Adjusted EBITDA limited to 8% and 13%, respectively. We are proud of our dedicated team members in Lake Charles for successfully leading the property through this transitional year, while continually providing our guests with an exceptional resort experience and a high level of guest service. We are optimistic that we will leverage our high quality operations and outstanding service levels in Lake Charles to a strong financial performance in 2016.

"Belterra Park made significant progress ramping up its operations in the 2015 fourth quarter and is entering 2016 with significant momentum. In the 2015 fourth quarter, the property grew its net revenues by 22%. This stronger revenue performance, along with refinements to its marketing reinvestment and streamlining of its operating expense structure, drove a year over year improvement in cash flow. During the fourth quarter, the property had its best quarter since opening in 2014 in terms of Adjusted EBITDA and Adjusted EBITDA margin. Market awareness of this quality asset is building, with the first quarter of 2016 off to a solid start. We are confident Belterra Park will continue to register significant improvement in its financial performance in 2016.

“Strategically, we entered into agreements to monetize our real estate through our transaction with GLPI. Since announcement, we have worked diligently to achieve the necessary milestones to complete the transaction.

“We believe our company is well positioned to continue to benefit from our high-quality portfolio of properties and a very talented management team. We are optimistic that the many initiatives we have implemented will continue to drive improvement in our financial results," concluded Mr. Sanfilippo.

Summary of Fourth Quarter and Full Year Financial Results

(in thousands, except per share data)	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net revenues	$558,419	$554,285	$2,291,848	$2,210,543
Consolidated Adjusted EBITDA (1)	$143,290	$149,504	$617,020	$584,823
Consolidated Adjusted EBITDA margin (1)	25.7%	27.0%	26.9%	26.5%
Operating income (2,3,4)	$45,965	$78,731	$301,166	$310,473
Income (loss) from continuing operations	$(14,225)	$14,185	$42,115	$38,331
Income (loss) from continuing operations margin	(2.5)%	2.6%	1.8%	1.7%
GAAP net income (loss) attributable to Pinnacle Entertainment, Inc.	$(13,912)	$14,549	$48,887	$43,843
Diluted net income (loss) per share	$(0.23)	$0.24	$0.77	$0.71
Adjusted income per share (1)	$0.40	$0.40	$1.73	$1.68

(1)
For a further description of Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, and Adjusted income per share, please see the section entitled “Non-GAAP Financial Measures” and the reconciliations to the GAAP equivalent financial measures below.

(2)
Operating income for the three months and year ended December 31, 2015 includes $2.5 million and $14.2 million, respectively, in pre-opening, development and other costs, principally related to the Company's pursuit of a separation of its real estate assets and its operating assets, versus $1.0 million and $13.0 million in the prior year periods.

(3)
Operating income for the three months and year ended December 31, 2015 includes a $6.7 million and a $2.7 million net negative impact, respectively, related to write-downs, reserves and recoveries. The 2015 fourth quarter impact principally related to disposals of furniture, fixtures and equipment. The 2015 full year impact was additionally affected by a gain on disposition of land in Springfield, Massachusetts of $8.4 million. The prior year periods included a net negative impact of $2.0 million and $6.4 million, respectively, related to write-downs, reserves and recoveries.

(4)
Operating income for the three months and year ended December 31, 2015 includes $28.0 million and $33.9 million, respectively, of non-cash impairment charges related to intangible assets, principally related to a partial impairment of the Belterra Park gaming license.

2015 Fourth Quarter Operational Overview

Midwest Segment
In the Midwest segment, net revenues increased by $7.0 million or 2.3% year over year to $310.5 million in the 2015 fourth quarter. Adjusted EBITDA increased by $2.2 million or 2.5% to $89.8 million in the 2015 fourth quarter. Adjusted EBITDA margin remained unchanged year over year at 28.9%.

Midwest segment operating results were driven by strong year over year net revenue, Adjusted EBITDA and Adjusted EBITDA margin performance at Belterra Park, River City, Kansas City and Belterra Resort.

South Segment
In the South segment, net revenues decreased by $3.6 million or 1.8% year over year to $192.0 million in the 2015 fourth quarter. Adjusted EBITDA decreased by $5.4 million or 8.8% to $56.1 million. Adjusted EBITDA margin was 29.2%, a decrease of 220 basis points year over year. In the prior year period, the South segment included a $1.4 million negative impact from Lake Charles team member retention program costs and severance at Ameristar Vicksburg.

South segment performance was driven by year over year increases in net revenue and Adjusted EBITDA at New Orleans and Baton Rouge, with the latter producing net revenue growth in excess of 20% and Adjusted EBITDA growth in excess of 50%. Lake Charles experienced a high single digit decrease in its net revenues and low double digit decrease in its Adjusted EBITDA in 2015, as the Lake Charles market absorbs the addition of a new competitor that opened in December 2014.

West Segment
West segment net revenues were $54.5 million in the 2015 fourth quarter, an increase of $1.3 million or 2.4% year over year. Adjusted EBITDA was $18.2 million, a decrease of $0.5 million or 2.7% year over year. Adjusted EBITDA margin was 33.4%, a decrease of 170 basis points year over year.

Corporate Expenses and Other
Corporate expenses and other, which is principally comprised of corporate overhead expenses, as well as the Heartland Poker Tour and Retama Park management operations, increased by $2.6 million year over year in the 2015 fourth quarter to $20.8 million. In the 2015 fourth quarter, Corporate expenses and other were negatively impacted by increased compensation accruals and expenses related to health care. Corporate expenses and other in the prior year period included a $0.8 million negative impact from severance expense.

A Year of Solid Balance Sheet Progress and Achieving Milestones to Complete GLPI Transaction
Carlos Ruisanchez, President and Chief Financial Officer of Pinnacle Entertainment, commented, "We made continued progress improving our balance sheet in the 2015 fourth quarter, repaying $24 million of debt.

"Our free cash flow conversion improved substantially during 2015 through the growth of our business, more efficient working capital management, and the reduction in our cash interest expense.  For the full year 2015, we repaid $337 million of debt, or approximately $5.32 per fully diluted PNK share. Our debt profile will position us well as we approach the next phase of our company following the GLPI transaction. We believe our company will have substantial financial and strategic flexibility. We expect total debt outstanding at Op Co attributable to drawn credit facilities and bonds to be less than $900 million at closing.

"We made substantial progress toward completing our transaction with GLPI.  We received approvals from the Mississippi Gaming Commission and Iowa Racing and Gaming Commission. We are working diligently with the remaining five gaming regulators to position these agencies to consider the applications for approval at upcoming meetings. We anticipate holding a special meeting of Pinnacle shareholders in March 2016 seeking their approval of the GLPI transaction, positioning us to close as soon as possible following the receipt of remaining gaming regulatory approvals.

"We are excited about the substantial value our shareholders will receive for our Company's real estate and the opportunity to continue to grow and create long-term value for Pinnacle Entertainment’s guests, team members and shareholders," concluded Mr. Ruisanchez.

Liquidity, Capital Expenditures and Interest Expense

Liquidity
At December 31, 2015, the Company had approximately $164.0 million in cash and cash equivalents. As of December 31, 2015, approximately $750.1 million was drawn on the Company’s $1.0 billion revolving credit facility and approximately $12.0 million of letters of credit were outstanding. In the 2015 fourth quarter, the Company repaid $24 million of debt. Total outstanding principal amount of debt at the end of the 2015 fourth quarter was $3.62 billion.

Capital Expenditures
Capital expenditures were approximately $26.5 million in the 2015 fourth quarter and approximately $84.0 million for the full year 2015. In 2016, the Company anticipates capital expenditure related to maintenance capital expenditures on existing operating assets and corporate initiatives of approximately $100 million.

Interest Expense
Gross interest expense before capitalized interest decreased by $3.3 million to $58.4 million in the 2015 fourth quarter from $61.7 million in the prior year period. Excluding non-cash amortization of debt issuance costs and original issue discounts and premiums, interest expense decreased by $4.0 million to $55.2 million in the 2015 fourth quarter from $59.2 million in the prior year period. This decrease is the result of the substantial reduction in total debt the company has achieved. Capitalized interest for 2015 fourth quarter was zero versus $0.2 million in the prior year period.

Investor Conference Call
Pinnacle Entertainment will hold a conference call for investors today, Thursday, February 11, 2016, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) to discuss its 2015 fourth quarter and full year financial and operating results. Investors may listen to the call by dialing (706) 679-7241. The code to access the conference call is 39851881. Investors may also listen to the conference call live over the Internet at www.pnkinc.com.

A replay of the conference call will be available to all interested parties in the Events & Presentations section of the Company’s Investor Relations website following its conclusion. The Company’s Investor Relations website can be accessed at http://investors.pnkinc.com.

Non-GAAP Financial Measures
Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted income (loss) per share are non-GAAP measurements. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. The Company defines Adjusted net income (loss) as net income (loss) before pre-opening, development and other costs, asset impairment costs, impairment of equity method investment, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, income (loss) from equity method investment, non-controlling interest and discontinued operations, finite-lived intangible amortization, significant unusual items, and adjustment for taxes on such items. The Company defines Adjusted income (loss) per share as Adjusted net income (loss) divided by the weighted-average number of shares of the Company’s common stock outstanding. The Company defines Consolidated Adjusted EBITDA margin as Consolidated Adjusted EBITDA divided by revenues on a consolidated basis.

Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historical activity.

The Company uses Consolidated Adjusted EBITDA as a relevant and useful measure to compare operating results between accounting periods. The presentation of Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening, development and other costs separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes that Consolidated Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry. Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.

Adjusted net income (loss) and Adjusted income (loss) per share are presented solely as supplemental disclosures, as they are methods that management reviews and uses to analyze the performance of its core operating business. For many of the same reasons mentioned above relating to Consolidated Adjusted EBITDA, management believes Adjusted net income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as impairments of intangible assets, significant unusual items, or costs associated with the Company’s development activities. Management believes Adjusted net income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of performance that more closely resembles widely used measures of performance and valuation in the gaming industry. Adjusted net income (loss) and Adjusted income (loss) per share do not include the costs of the Company’s development activities, certain asset sale gains, or the costs of its refinancing activities, but the Company compensates for these limitations by using other comparative measures to assist in evaluating the performance of its business.

EBITDA measures, such as Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted income (loss) per share described above, are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the attached “supplemental information” tables for reconciliations of these measures to the GAAP equivalent financial measures.

Definition of Adjusted EBITDA and Adjusted EBITDA Margin for Reportable Segments
The Company defines Adjusted EBITDA for each reportable segment as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, inter-company management fees, gain (loss) on early extinguishment of debt, gain (loss) on sale of discontinued operations, and discontinued operations. The Company defines Adjusted EBITDA margin for each reportable segment as Adjusted EBITDA divided by revenues for such segment. The Company uses

Adjusted EBITDA and Adjusted EBITDA margin to compare operating results among its properties and between accounting periods.

About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment properties, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, and Ohio. The Company also holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

Additional Information
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the proposed transaction between GLPI and Pinnacle, GLPI has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-206649) that includes a preliminary joint proxy statement of GLPI and Pinnacle that also constitutes a prospectus of GLPI. This communication is not a substitute for the joint proxy statement/prospectus or any other document that GLPI or Pinnacle may file with the SEC or send to their shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4, INCLUDING THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS FILED AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS) IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain free copies of the preliminary joint proxy statement/prospectus and other relevant documents filed by GLPI and Pinnacle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by GLPI are available free of charge on GLPI’s investor relations website at investors.glpropinc.com or by contacting GLPI’s investor relations representative at (203) 682-8211. Copies of the documents filed with the SEC by Pinnacle are available free of charge on Pinnacle’s investor relations website at investors.pnkinc.com or by contacting Pinnacle’s investor relations department at (702) 541-7777.

Certain Information Regarding Participants
GLPI and Pinnacle and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of GLPI’s directors and executive officers in GLPI’s Annual Report on Form 10-K/A for the year ended December 31, 2014, which was filed with the SEC on November 9, 2015, and its proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2015. Investors may obtain information regarding the names, affiliations and interests of Pinnacle’s directors and executive officers in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and its proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on

April 10, 2015, and the Registration Statement on Form 10 filed by PNK Entertainment, Inc. (File No. 001-37666). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. Investors should read the definitive joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents at the SEC’s website at www.sec.gov.

Forward Looking Statements
All statements included in this presentation, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding (A) the transaction between the Company and Gaming and Leisure Properties, Inc. (“GLPI”) whereby the Company would sell its real estate assets to GLPI, including the plans, projections and estimates regarding the Company (and any operating business of the Company that would be spun-off to stockholders) following a transaction with GLPI and the consummation of any transaction and the timing thereof; the ability of the Company to complete the contemplated financing transactions and reorganizations in connection with the transaction; the ability of the Company to obtain required regulatory approvals regarding the transaction; the stock price of the Op Co and GLPI following the consummation of a transaction with GLPI; and the potential advantages, benefits and impact of, and opportunities created by, the transaction, the strategy and growth of the resulting companies, including the expected leverage of Op Co following the transaction with GLPI; and (B) with respect to the Company’s business generally, expected results of operations and future operating performance and future growth, including the expected results for Belterra Park for the first quarter 2016; adequacy of resources to fund development and expansion projects, liquidity, financing options, including the state of the capital markets and our ability to access the capital markets; the state of the credit markets and economy, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects; the future outlook of the Company and the gaming industry and pending regulatory and legal matters; the ability of the Company to continue to meet its financial and other covenants governing its indebtedness; the Company’s anticipated future capital expenditures; the ability to implement strategies to improve revenues and operating margins at the Company’s properties; reduce costs and debt; the Company’s ability to successfully implement marketing programs to increase revenue at the Company’s properties; the Company’s ability to improve operations and performance at the Company’s properties and the potential impact of the Golden Nugget’s Lake Charles resort on the Company’s results of operations. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from actual those reflected in such statements. There is no assurance that a transaction with GLPI will be completed on any particular timeframe or at all. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. Additional factors and uncertainties include, but are not limited to: the Company’s sensitivity to reductions in consumers’ discretionary spending as a result of downturns in the economy; significant competition in the gaming industry in all of the Company’s markets, which could adversely affect the Company’s revenues and profitability; harm to the Company from cyber security attacks, which could adversely affect the Company’s revenues and profitability; the implementation and operational complexities regarding the transaction with GLPI, including obtaining required regulatory approvals, financings and possible internal reorganizations; the operating and financial restrictions on the Company imposed by the terms of the Company’s credit facility and the indentures governing its senior and subordinated indebtedness; and other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

References in this press release to "Pinnacle Entertainment, Inc.," "Pinnacle, " "Company," "we," "our" or "us" refer to Pinnacle Entertainment, Inc. and its subsidiaries, except where stated or the context otherwise indicates.

Ameristar, Belterra, Boomtown, Casino Magic, Heartland Poker Tour, L’Auberge, River City, mychoice, and Belterra Park are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

Investor Relations & Financial Media
Vincent J. Zahn, CFA
Vice President & Treasurer
investors@pnkmail.com
(702) 541-7777

- financial tables follow -

Pinnacle Entertainment, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenues:
Gaming	$500,919	$497,369	$2,048,272	$1,974,410
Food and beverage	30,551	29,169	125,775	118,397
Lodging	11,473	11,476	50,961	50,553
Retail, entertainment and other	15,476	16,271	66,840	67,183
Total revenues	558,419	554,285	2,291,848	2,210,543
Expenses and other costs:
Gaming	271,200	270,974	1,094,803	1,056,878
Food and beverage	29,487	27,790	118,323	110,349
Lodging	5,593	5,693	25,001	24,002
Retail, entertainment and other	6,392	6,583	28,426	27,031
General and administrative	107,274	97,615	426,064	421,399
Depreciation and amortization	55,260	63,826	242,550	241,062
Pre-opening, development and other costs	2,535	1,045	14,247	12,962
Impairment of goodwill	—	—	4,757	—
Impairment of other intangible assets	28,000	—	33,845	—
Write-downs, reserves and recoveries, net	6,713	2,028	2,666	6,387
Total expenses and other costs	512,454	475,554	1,990,682	1,900,070
Operating income	45,965	78,731	301,166	310,473
Interest expense, net	(58,303)	(61,357)	(244,408)	(252,647)
Loss on early extinguishment of debt	—	—	—	(8,234)
Loss from equity method investment	—	(165)	(83)	(165)
Income (loss) from continuing operations before income taxes	(12,338)	17,209	56,675	49,427
Income tax expense	(1,887)	(3,024)	(14,560)	(11,096)
Income (loss) from continuing operations	(14,225)	14,185	42,115	38,331
Income from discontinued operations, net of income taxes	306	353	5,494	5,449
Net income (loss)	(13,919)	14,538	47,609	43,780
Net loss attributable to non-controlling interest	(7)	(11)	(1,278)	(63)
Net income (loss) attributable to Pinnacle Entertainment, Inc.	$(13,912)	$14,549	$48,887	$43,843
Net income (loss) per common share—basic
Income (loss) from continuing operations	$(0.23)	$0.24	$0.71	$0.64
Income from discontinued operations, net of income taxes	—	0.01	0.09	0.09
Net income (loss) per common share—basic	$(0.23)	$0.25	$0.80	$0.73
Net income (loss) per common share—diluted
Income (loss) from continuing operations	$(0.23)	$0.23	$0.68	$0.62
Income from discontinued operations, net of income taxes	—	0.01	0.09	0.09
Net income (loss) per common share—diluted	$(0.23)	$0.24	$0.77	$0.71

Number of shares—basic	61,311	59,980	61,030	59,666
Number of shares—diluted	61,311	61,946	63,321	61,606

1

Pinnacle Entertainment, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$164,034	$164,654
Other assets, including restricted cash	1,500,928	1,599,527
Land, buildings, vessels and equipment, net	2,856,011	3,017,009
Assets held for sale and assets of discontinued operations	9,938	21,260
Total assets	$4,530,911	$4,802,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities, other than long-term debt	$351,844	$379,504
Long-term debt, including current portion	3,627,735	3,955,422
Deferred income taxes	187,823	177,729
Liabilities held for sale and liabilities of discontinued operations	—	413
Total liabilities	4,167,402	4,513,068
Total stockholders' equity	363,509	289,382
Total liabilities and stockholders' equity	$4,530,911	$4,802,450

2

Pinnacle Entertainment, Inc.
Supplemental Information
Revenues and Adjusted EBITDA and
Reconciliations of Consolidated Adjusted EBITDA to Income (Loss) from Continuing Operations and Consolidated Adjusted EBITDA Margin to Income (Loss) from Continuing Operations Margin
(In thousands, unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Revenues:
Midwest (a)	$310,451	$303,458	$1,265,607	$1,185,240
South (b)	191,993	195,634	793,250	801,881
West (c)	54,533	53,190	226,569	215,972
Total Segment Revenues	556,977	552,282	2,285,426	2,203,093
Corporate and Other (d)	1,442	2,003	6,422	7,450
Total Revenues	$558,419	$554,285	$2,291,848	$2,210,543

Adjusted EBITDA:
Midwest (a)	$89,757	$87,572	$379,297	$348,386
South (b)	56,135	61,457	238,977	244,448
West (c)	18,244	18,664	81,712	78,164
Segment Adjusted EBITDA	164,136	167,693	699,986	670,998
Corporate Expenses and Other (d)	(20,846)	(18,189)	(82,966)	(86,175)
Consolidated Adjusted EBITDA (e)	$143,290	$149,504	$617,020	$584,823

Other costs:
Depreciation and amortization	$(55,260)	$(63,826)	$(242,550)	$(241,062)
Pre-opening, development and other costs	(2,535)	(1,045)	(14,247)	(12,962)
Non-cash share-based compensation expense	(4,817)	(3,874)	(17,789)	(13,939)
Impairment of goodwill	—	—	(4,757)	—
Impairment of other intangible assets	(28,000)	—	(33,845)	—
Write-downs, reserves and recoveries, net	(6,713)	(2,028)	(2,666)	(6,387)
Interest expense, net	(58,303)	(61,357)	(244,408)	(252,647)
Loss from equity method investment	—	(165)	(83)	(165)
Loss on early extinguishment of debt	—	—	—	(8,234)
Income tax expense	(1,887)	(3,024)	(14,560)	(11,096)
Income (loss) from continuing operations	$(14,225)	$14,185	$42,115	$38,331
Consolidated Adjusted EBITDA margin % (e)	25.7%	27.0%	26.9%	26.5%
Income (loss) from continuing operations margin %	(2.5)%	2.6%	1.8%	1.7%

(a)	Midwest segment includes: Ameristar Council Bluffs, Ameristar East Chicago, Ameristar Kansas City, Ameristar St. Charles, Belterra Casino Resort, Belterra Park, and River City.

(b)	South segment includes: Ameristar Vicksburg, Boomtown Bossier City, Boomtown New Orleans, L’Auberge Baton Rouge, and L’Auberge Lake Charles.

(c)	West segment includes: Ameristar Black Hawk, Cactus Petes, and the Horseshu.

(d)	Corporate expenses and Other includes corporate expenses, as well as the results of Heartland Poker Tour and from the management of Retama Park Racetrack.

(e)	See discussion of Non-GAAP Financial Measures above for a detailed description of Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin.

3

Pinnacle Entertainment, Inc.
Supplemental Information
Reconciliations of GAAP Net Income (Loss) Attributable to Pinnacle Entertainment, Inc. to
Adjusted Net Income and GAAP Net Income Per Share to Adjusted Income Per Share
(In thousands, except per share amounts, unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
GAAP net income (loss) attributable to Pinnacle Entertainment, Inc.	$(13,912)	$14,549	$48,887	$43,843
Pre-opening, development and other costs	2,535	1,045	14,247	12,962
Impairment of goodwill	—	—	4,757	—
Impairment of other intangible assets	28,000	—	33,845	—
Write-downs, reserves and recoveries, net	6,713	2,028	2,666	6,387
Severance expense	—	1,420	—	4,950
CO referendum costs	—	—	—	5,096
Employee retention program costs	—	1,086	1,915	2,825
mychoice player loyalty program rollout charge	—	—	—	4,541
Loss on early extinguishment of debt	—	—	—	8,234
Vendor payment refund	—	—	(3,633)	—
Loss on equity method investment	—	165	83	165
Amortization of intangible assets (a)	3,977	5,212	15,777	20,677
Adjustment for income taxes	(2,664)	(119)	(3,325)	(716)
Income from discontinued operations, net of income taxes	(306)	(353)	(5,494)	(5,449)
Adjusted net income (b)	$24,343	$25,033	$109,725	$103,515

GAAP net income (loss) attributable to Pinnacle Entertainment, Inc.	$(0.23)	$0.24	$0.77	$0.71
Pre-opening, development and other costs	0.04	0.02	0.22	0.21
Impairment of goodwill	—	—	0.08	—
Impairment of other intangible assets	0.46	—	0.53	—
Write-downs, reserves and recoveries, net	0.11	0.03	0.04	0.11
Severance expense	—	0.02	—	0.08
CO referendum costs	—	—	—	0.08
Employee retention program costs	—	0.02	0.03	0.05
mychoice player loyalty program rollout charge	—	—	—	0.07
Loss on early extinguishment of debt	—	—	—	0.13
Vendor payment refund	—	—	(0.05)	—
Loss on equity method investment	—	—	—	—
Amortization of intangible assets (a)	0.06	0.08	0.25	0.34
Adjustment for income taxes	(0.04)	—	(0.05)	(0.01)
Income from discontinued operations, net of income taxes	—	(0.01)	(0.09)	(0.09)
Adjusted income per share (b)	$0.40	$0.40	$1.73	$1.68
Number of shares—diluted	61,311	61,946	63,321	61,606

(a)	Includes amortization related to the acquired Ameristar player lists.

(b)	See discussion of Non-GAAP Financial Measures above for detailed descriptions of Adjusted net income and Adjusted income per share.

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